Exhibit 23.3
Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this Amendment No. 1 to the Registration Statement of Digital Cinema Destinations Corp. on Form S-1 (No. 333-178648) to be filed on or about January 20, 2012, of our report dated December 16, 2011, on our audit of the statements of operations, members’ deficit and cash flows of K&G Theatres LLC for the years ended December 31, 2010 and 2009. We also consent to the reference to our firm under the caption “Experts” in the Registration Statement on Form S-1.

Edison, New Jersey
January 20, 2012